                                                                    Exhibit (1)


                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into this ____ day of November, 1999 by and among DONNEBROOKE CORPORATION, a Delaware corporation, (hereinafter referred to as "Donnebrooke"), HALTER CAPITAL CORPORATION, a Texas Corporation (hereinafter referred to as "Halter"), INTERNATIONAL EDUCATION GROUP LLC, a New York limited liability company (hereinafter referred to as the "Company"), and the members of the Company (hereinafter referred to as the "Members").

                                    RECITALS:

         A. The Members own all of the issued and outstanding capital interest of the Company.

         B. The Company owns all of the capital stock of BARRINGTON UNIVERSITY, INC., an Alabama corporation ("Barrington-Alabama"), BARRINGTON UNIVERSITY, INC., a Florida corporation ("Barrington-Florida"), and SPANISH UNIVERSITY OF AMERICAN FOUNDATION, INC., a Florida corporation ("Spanish") (Barrington-Alabama, Barrington- Florida and Spanish are collectively referred to as the "Subsidiaries").

         C. Halter and/or its assignees will be the beneficial owner of 4,450,000 shares of Common Stock of Donnebrooke at the Closing Date.

         D. It is the intention of the parties hereto that: (i) the Members shall acquire 4,200,000 shares of Donnebrooke from Halter (the "Halter Shares") as set forth on Exhibit A in consideration for the payment described below (the "Stock Purchase"); and (ii) the Stock Purchase shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933 and under the applicable securities laws of the state or jurisdiction where the Members reside.

         E. Donnebrooke will receive from the Company as a capital contribution all of the issued and outstanding capital stock interests in the Subsidiaries, making Donnebrooke the owner of all of the capital stock of the Subsidiaries (the "Subsidiary Stock Interests").

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:


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SECTION 1. PURCHASE OF SHARES

         1.1 STOCK PURCHASE. Halter, the Company and the Members hereby agree that the Members shall on the Closing Date (as hereinafter defined) purchase from Halter , the Halter Shares in consideration for $325,000 by wire transfer or certified check. The number of Halter Shares which each of the Members will be entitled to receive pursuant to this Purchase Agreement is set forth in Exhibit A hereto.

         1.2 DELIVERY OF SHARES AND SUBSIDIARY STOCK INTERESTS. On the Closing Date, the Company will assign to Donnebrooke the Subsidiary Stock Interests so as to make Donnebrooke the sole owner thereof. Simultaneously, Halter will deliver certificates representing the Halter Shares to the Members.

         1.3 INVESTMENT INTENT. The Halter Shares have not been registered under the Securities Act of 1933, as Amended, and may not be resold unless the Halter Shares are registered under the Act or an exemption from such registration is available. The Members represent and warrant that they are acquiring the Halter Shares for their own account, for investment, and not with a view to the sale or distribution of the Halter Shares. In addition, the Halter shares shall be subject to a lock-up for a period of two years from the date of issuance. Each certificate representing the Halter Shares will have legends thereon incorporating language as follows:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act."

                  "The shares represented by this certificate are subject to a lock-up restriction which restricts the disposition of such shares under certain terms and conditions."

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MEMBERS

         The Company and the Members (to the best of their knowledge except with regard to their respective representations in Sections 2.2, 2.9, 2.14 and 2.15 hereof, as to which the representations are unqualified) hereby represent and warrant as follows:

         2.1 ORGANIZATION AND GOOD STANDING; OWNERSHIP OF SUBSIDIARY STOCK INTERESTS. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of their respective jurisdictions of incorporation, and each is entitled to own or lease its properties and to carry on its business as and in the places where such properties are


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now owned, leased or operated and such businesses are now conducted. Each of the
Subsidiaries is duly licensed or qualified and in good standing as a foreign entity where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary, except where the failure to do so would not have a material adverse effect on the business of financial condition of such Subsidiary (a "Company Material Adverse Effect"). There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either the Company or the Members to issue, sell or transfer any equity interest or other securities of the Subsidiaries.

         2.2 OWNERSHIP OF SUBSIDIARY STOCK INTERESTS. The Members are the owners of record and beneficially of all of the capital interest of the Company, all of which are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. The Company is the owner of record and beneficially of all of the capital interests of the Subsidiaries, all of which are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

         2.3 FINANCIAL STATEMENTS, BOOKS AND RECORDS. There has been previously delivered to Donnebrooke the unaudited balance sheets of the Subsidiaries as at July 31, 1999 (the "Balance Sheets"), and the related unaudited statements of operations for the periods then ended (the "Financial Statements"). The Financial Statements are true and accurate and fairly represent the financial position of the Subsidiaries as at such dates and the results of their operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied, except for the omission of footnotes or otherwise as indicated therein.

         2.4 NO MATERIAL ADVERSE CHANGES. Since the date of the Balance Sheets there have not been:

                  (i) any change which could reasonably be expected to have a Company Material Adverse Effect.

                  (ii) any damage, destruction or loss which could reasonably be expected to have a Company Material Adverse Effect.

                  (iii) any declaration, setting aside or payment of any distribution or with respect to any redemption or repurchase of the Company's capital interests;

                  (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by the Subsidiaries of any properties or assets of the Subsidiaries; or

                  (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.



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         2.5 TAXES. The Company and the Subsidiaries have prepared and filed all appropriate federal, state and local tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and have paid all taxes shown to be due by said returns or on any assessments received by them or has made adequate provision for the payment thereof.

         2.6 COMPLIANCE WITH LAWS. The Company and each of the Subsidiaries have complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to them or their businesses which, if not complied with could reasonably be expected to have a Company Material Adverse Effect.

         2.7 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                  (i) violate any provision of any operational or organizational documents of the Company or the Subsidiaries;

                  (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company or the Subsidiaries are a party or by or to which they or any of their assets or properties may be bound or subject;

                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company or the Subsidiaries, or upon the properties or business of the Company or the Subsidiaries; or

                  (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which in the case of (ii), (iii) and (iv) could reasonably be expected to have a Company Material Adverse Effect.

         2.8 ACTIONS AND PROCEEDINGS. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Company or the Subsidiaries. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving the Company the Subsidiaries or any of their properties or assets. There is no fact, event or circumstances known to the Company and the Members that may give rise to any suit, action, claim, investigation or proceeding.

         2.9 BROKERS OR FINDERS. No broker's or finder's fee will be payable by the Company or the Subsidiaries in connection with the transactions contemplated by this Agreement, nor will





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any such fee be incurred as a result of any actions by the Company, the
Subsidiaries or the Members.

         2.10 REAL ESTATE. Except as set forth on Schedule 2.10, the Subsidiaries neither owns real property nor are a party to any leasehold agreement.

         2.11 TANGIBLE ASSETS. The Subsidiaries have full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by the Subsidiaries, any related capitalized items or other tangible property material to the businesses of the Subsidiaries (the "Tangible Assets"). The Subsidiaries hold all rights, title and interest in all the Tangible Assets owned by them on the Balance Sheets or acquired by them after the date of the Balance Sheets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances except as set forth on Schedule 2.11. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of the Subsidiaries.

         2.12 LIABILITIES. The Subsidiaries do not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheets or thereafter incurred in the ordinary course of business. As of the Closing Date, the Subsidiaries will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheets, except for Liabilities incurred in the ordinary course of business.

         2.13 OPERATIONS OF THE SUBSIDIARIES. Except as set forth on Schedule 2.13, from the date of the Balance Sheets and through the Closing Date hereof the Subsidiaries have not and will not have:

                  (i) incurred any indebtedness for borrowed money;

                  (ii) declared or paid any dividend or declared or made any distribution of any kind to any member or made any direct or indirect redemption, retirement, purchase or other acquisition of any Subsidiary Stock Interest or other capital interest;

                  (iii) made any loan or advance to any shareholder, manager, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

                  (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);






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                  (v) disposed of any assets of the Subsidiaries except in the ordinary course of business; or

                  (vi) materially increased the annual rate of compensation of any executive employee of the Subsidiaries;

                  (vii) increased, terminated, amended or otherwise modified any plan for the benefit of employees of the Subsidiaries;

                  (viii) issued any equity securities or interest or rights to acquire such equity securities or interest; or

                  (ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

         2.14 CAPITALIZATION. Neither the Subsidiaries nor the Members have granted, issued or agreed to grant, issue or make available any capital interests, warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued capital interests of the Subsidiaries.

         2.15 FULL DISCLOSURE. No representation or warranty by the Company, the Subsidiaries or the Members in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Donnebrooke pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of the Subsidiaries.

         2.16 REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties contained in this Section 2 shall be true and complete on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF DONNEBROOKE AND HALTER

         Donnebrooke and Halter (to the best of Halter's knowledge except with respect to the Halter's representations in Sections 3.2, 3.9, 3.12, 3.15, 3.16 and 3.18, as to which the representations are unqualified) hereby represent and warrant to the Company and the Members as follows:



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         3.1 ORGANIZATION AND GOOD STANDING. Donnebrooke is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. The authorized capital stock of Donnebrooke consists of 50,000,000 shares of Common Stock, of which approximately 6,346,733 shares are presently issued and outstanding giving effect to the Company's recent three- for-one forward stock split and amendments to its Articles of Incorporation. Donnebrooke is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by Donnebrooke or the nature of the business transacted by it make such license or qualification necessary, except where the failure to do so would not have a Material Adverse Effect on the business of financial condition of the Company. Donnebrooke does not have any subsidiaries.

         3.2 THE HALTER SHARES. The Halter Shares to be transferred to the Members have been duly authorized by all necessary corporate and shareholder actions and are validly issued, fully paid and non-assessable.

         3.3 FINANCIAL STATEMENTS; BOOKS AND RECORDS. There has been previously delivered to the Company, the audited balance sheet of Donnebrooke as at December 8, 1998 and the unaudited balance sheet as at September 30, 1999 (the "Balance Sheet") and the related statements of operations for the periods then ended (the "Financial Statements"). The Financial Statements are true and accurate and fairly represent the financial position of the Company as at such dates and the results of its operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied.

         3.4 NO MATERIAL ADVERSE CHANGES. Since the date of the Donnebrooke Balance Sheet and except as otherwise substantially disclosed in Donnebrooke 's reports or filings made under the Securities Exchange Act of 1934, there has not been:

                  (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of Donnebrooke ;

                  (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Donnebrooke , whether or not covered by insurance;

                  (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Donnebrooke 's capital stock, except for Donnebrooke 's 3:1 forward stock split effective in August 1999;

                  (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by Donnebrooke of any properties or assets; or



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                  (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         3.5 TAXES. Donnebrooke has prepared and filed all appropriate federal, state and local tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

         3.6 COMPLIANCE WITH LAWS. Donnebrooke has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to their businesses, including Federal and State securities laws, which, if not complied with, would materially and adversely affect the business of Donnebrooke or the trading market for the shares of Donnebrooke's Common Stock.

         3.7 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                  (i) violate any provision of the Certificate of Incorporation or By-Laws of Donnebrooke;

                  (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Donnebrooke is a party or by or to which it or any of its assets or properties may be bound or subject;

                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Donnebrooke or Halter or upon the properties or business of Donnebrooke; or

                  (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of Donnebrooke.

         3.8 ACTIONS AND PROCEEDINGS. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Donnebrooke . There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving Donnebrooke or any of its properties or assets. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.



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         3.9 BROKERS OR FINDERS. No broker's or finder's fee will be payable by
Donnebrooke or Halter in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Donnebrooke or Halter.

         3.10 LIABILITIES. Donnebrooke does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, Donnebrooke will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheet, except for Liabilities incurred in the ordinary course of business.

         3.11 OPERATIONS OF DONNEBROOKE. Except as set forth on Schedule 3.11 or in Donnebrooke 's reports or filings made under the Securities Exchange Act of 1934, since the date of the Donnebrooke Balance Sheet and through the Closing Date hereof, Donnebrooke has not and will not have:

                  (i) incurred any indebtedness for borrowed money;

                  (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

                  (iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

                  (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

                  (v) disposed of any assets of Donnebrooke except in the ordinary course of business; or

                  (vi) materially increased the annual level of compensation of any executive employee of Donnebrooke;

                  (vii) increased, terminated amended or otherwise modified any plan for the benefit of employees of Donnebrooke;

                  (viii) issued any equity securities or rights to acquire such equity securities; or



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                  (ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

         3.12 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Donnebrooke and Halter each has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of Donnebrooke and Halter enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by Donnebrooke and Halter of this Agreement, in accordance with its respective terms and conditions will not:

                  (i) require the approval or consent of any governmental or regulatory body, the stockholders of Donnebrooke or Halter, or the approval or consent of any other person;

                  (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to Donnebrooke or Halter, or any instrument, contract or other agreement to which Donnebrooke or Halter is a party or by or to which Donnebrooke or Halter is bound or subject; or

                  (iii) result in the creation of any lien or other encumbrance on the assets or properties of Donnebrooke or Halter.

         3.13 DELIVERY OF PERIODIC REPORTS; COMPLIANCE WITH 1934 ACT. Donnebrooke has provided the Company and Members with all of its Periodic Reports filed with the Securities and Exchange Commission since December 31, 1996. Donnebrooke has filed all required Periodic Reports and is in compliance with its reporting obligations under the Securities Exchange Act of 1934. All reports filed pursuant to such Act are complete and correct in all material respects. All material contracts relative to Donnebrooke are included in the Periodic Reports.

         3.14 TANGIBLE ASSETS. Donnebrooke has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by Donnebrooke any related capitalized items or other tangible property material to the business of the Company (the "Tangible Assets"). Donnebrooke holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances except as set forth on Schedule 2.14. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of the Company.



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         3.15 CAPITALIZATION. The authorized capitalization is as set forth in
Donnebrooke's Form 10-QSB for the quarterly period ended September 30, 1999. Neither Donnebrooke nor Halter has granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of the Company.


         3.16 OWNERSHIP OF HALTER SHARES. Halter is the owner of record and beneficially of all of the Halter Shares. All of the Halter Shares are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

         3.17 OTC BULLETIN BOARD. Donnebrooke's Common Stock is included for trading on the OTC Bulletin Board under the trading symbol "DONB."

         3.18 FULL DISCLOSURE. No representation or warranty by Donnebrooke or Halter in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to the Company or the Members pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Donnebrooke.

         3.19 REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties contained in this Section 3 shall be true and complete on the Closing Date with the same force and effect as through such representations and warranties had been made on and as of the Closing Date.

SECTION 4. COVENANTS OF COMPANY, SUBSIDIARIES AND MEMBERS

         The Company, the Subsidiaries and the Members covenant to Donnebrooke and Halter as follows:

         4.1 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, the Company shall cause the Subsidiaries to conduct their businesses in the ordinary course and, without the prior written consent of Donnebrooke, shall ensure that the Subsidiaries do not undertake any of the actions specified in
Section 2.13 hereof.

         4.2 PRESERVATION OF BUSINESS. From the date hereof through the Closing Date, the Company shall cause the Subsidiaries to use their best efforts to preserve their business organizations intact, keep available the services of their present employees, consultants and agents, maintain their present suppliers and customers and preserve their goodwill.



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

         4.3 LITIGATION. The Company shall promptly notify Donnebrooke of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against the Company, the Subsidiaries or against any officer, director, manager, employee, consultant, agent, member or other representative with respect to the affairs of the Company or the Subsidiaries.

         4.4 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. From the date hereof through the Closing Date, the Members and the Company shall cause the Subsidiaries to conduct their business in such a manner so that the representations and warranties contained in Section 2 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

                  (i) promptly give notice to Donnebrooke or any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

                  (ii) supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

SECTION 5. COVENANTS OF DONNEBROOKE AND HALTER

         Donnebrooke and Halter covenant to the Company and the Members as follows:

         5.1 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, Donnebrooke shall conduct its business in the ordinary course and, without the prior written consent of the Company, shall ensure that Donnebrooke does not undertake any of the actions specified in Section 3.11 hereof.

         5.2 PRESERVATION OF BUSINESS. From the date hereof through the Closing Date, Donnebrooke shall preserve its business organization intact and use its best efforts to preserve Donnebrooke's goodwill.

         5.3 LITIGATION. Donnebrooke and Halter shall promptly notify the Company in writing of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against Donnebrooke or Halter or against any officer, director, employee, consultant, agent, or stockholder with respect to the affairs of Donnebrooke.

         5.4 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. From the date hereof through the Closing Date, Donnebrooke shall conduct its business in such a manner so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:



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

                  (i) promptly give notice to the Company of any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

                  (ii) supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

SECTION 6. COVENANTS

         6.1 EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

         6.2 EXPENSES. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

         6.3 FURTHER ASSURANCES. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

         6.4 CONFIDENTIALITY. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

                  (i) at the time of disclosure was public knowledge;

                  (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

                  (iii) the receiving party had within its possession at the time of disclosure.

         6.5 LIMITATION OF SALES BY HALTER. Immediately following the Closing, Halter will own 100,000 shares of Common Stock of Donnebrooke which are unrestricted within the meaning of the Act. In addition to any restrictions that may apply to the disposition of these shares pursuant to Rule 144 and any other applicable provisions of the Act, Halter agrees that with respect to such shares, it will not sell any of such shares during the initial 30-day period following the Closing Date and, thereafter, it will not sell more than 20,000 of such shares on a cumulative basis in each 30-day period beginning 30 days following the Closing Date. Immediately following the Closing, Halter will also own 150,000 shares of Common Stock of Donnebrooke which are restricted securities within the meaning of the Act. As to these shares, Halter agrees to the lock-up of these shares for a period of 18 months from the Closing Date, which may be extended to 24 months at the request of any underwriters for the equity securities of Donnebrooke, provided Donnebrooke has received a letter of intent and commitment for such a public offering within such 18-month period.

SECTION 7. CONDITIONS PRECEDENT TO THE OBLIGATION OF DONNEBROOKE AND HALTER TO CLOSE

         The obligation of Donnebrooke and Halter to enter into and complete the Closing is subject, at the option of Donnebrooke and Halter, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Donnebrooke and Halter in writing.

         7.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of the Company, the Subsidiaries and the Members contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Company, the Subsidiaries and the Members shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company, the Subsidiaries and the Members on or prior to the Closing Date. The Company and the Members shall have delivered to Donnebrooke and Halter, if requested, a certificate, dated the Closing Date, to the foregoing effect.

         7.2 GOVERNMENTAL PERMITS AND APPROVALS. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The management board or the Members of the Company shall have approved the transactions contemplated by this Agreement and the Company shall have delivered to Donnebrooke , if requested by Donnebrooke or Halter resolutions, certified by the Secretary of the Company authorizing the transactions contemplated by this Agreement.

         7.3 THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements with the Company or the Subsidiaries which may be required in connection with the performance by the Company or the Subsidiaries of their obligations under such contracts or other agreements after the Closing shall have been obtained.

         7.4 SATISFACTORY BUSINESS REVIEW. Donnebrooke and Halter shall each have satisfied itself, after receipt and consideration of the Schedules and after Donnebrooke and its representatives have completed the review of the business of the Company and the Subsidiaries contemplated by this Agreement, that none of the information revealed thereby or in the Financial Statements has resulted in or could reasonably be expected to have a Company Material Adverse Effect.

         7.5 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or could reasonably be expected to have a Company Material Adverse Effect.

         7.6 CERTIFICATE OF GOOD STANDING. Donnebrooke shall have received, if requested, certificates of good standing dated at or about the Closing Date to the effect that the Company and the Subsidiaries are in good standing under the laws of their jurisdictions of organization.

         7.7 SUBSIDIARY STOCK INTERESTS. At the Closing, the Company shall have transferred the Subsidiary Stock Interests so as to make Donnebrooke the sole owner thereof.

         7.8 OTHER DOCUMENTS. The Company and the Members shall have delivered such other documents, instruments and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

SECTION 8. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY AND MEMBERS TO CLOSE

         The obligation of the Company and the Members to enter into and complete the Closing is subject, at the option of the Company and the Members, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by the Company.

          8.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of Donnebrooke and Halter contained in this Agreement shall be true in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date. Donnebrooke and Halter shall have performed and complied with all covenants and agreements required by the Agreement to be performed or complied with by Donnebrooke and Halter on or prior to the Closing Date. Donnebrooke and Halter shall have delivered to the Company and the Members, if requested, a certificate, dated the Closing Date and signed by an executive officer of Donnebrooke and Halter, to the foregoing effect.

         8.2 GOVERNMENTAL PERMITS AND APPROVALS; CORPORATE RESOLUTIONS. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Board of Directors of Donnebrooke and Halter shall have approved the transactions contemplated by this Agreement, and Donnebrooke and Halter shall have delivered to the Company and the Members, if requested, resolutions by their Board of Directors certified by the Secretary of Donnebrooke and Halter authorizing the transactions contemplated by this Agreement.

          8.3 THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements with Donnebrooke and Halter which may be required in connection with the performance by Donnebrooke and Halter of their obligations under such contracts or other agreements after the Closing shall have been obtained.

          8.4 SATISFACTORY BUSINESS REVIEW. The Company and the Members shall have satisfied themselves, after review of the information provided hereby or in connection herewith, or following any discussions with management or representatives of Donnebrooke that none of the information revealed thereby has resulted in or in the reasonable opinion of the Company may result in a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of Donnebrooke.

          8.5 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may in the reasonable opinion of the Company, have a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Donnebrooke.

          8.6 STOCK CERTIFICATES. At the Closing, the Members shall have received certificates representing the Halter Shares so as to make the Members the sole owners of the Halter Shares.

          8.7 OTHER DOCUMENTS. Donnebrooke and Halter shall have delivered such other instruments, documents and certificates, if any, including good standing certificates, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement, including the resignations of the officers and directors of Donnebrooke.

SECTION 9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF DONNEBROOKE AND HALTER

         Notwithstanding any right of the Company and the Members fully to investigate the affairs of Donnebrooke and Halter, the former shall have the right to rely fully upon the representations, warranties, covenants and agreements of Donnebrooke and Halter contained in this Agreement or in any document delivered by Donnebrooke or Halter or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE SUBSIDIARIES AND THE MEMBERS

         Notwithstanding any right of Donnebrooke and Halter fully to investigate the affairs of the Company and the Subsidiaries, Donnebrooke and Halter have the right to rely fully upon the representations, warranties, covenants and agreements of the Company, the Subsidiaries and the Members contained in this Agreement or in any document delivered to Donnebrooke or Halter by the latter or any of their representatives in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 11. INDEMNIFICATION

         11.1 OBLIGATION OF DONNEBROOKE AND HALTER TO INDEMNIFY. Subject to the limitations on the survival of representations and warranties contained in
Section 9, Donnebrooke and Halter, jointly and severally hereby agree to indemnify, defend and hold harmless the Company and the Members from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Donnebrooke and Halter contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         11.2 OBLIGATION OF THE COMPANY AND THE MEMBERS TO INDEMNIFY. Subject to the limitations on the survival of representations and warranties contained in
Section 10, the Company and the Members severally and not jointly agree to indemnify, defend and hold harmless Donnebrooke and Halter from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 12. THE CLOSING

         The Closing shall take place not later than 15 days after the date hereof. At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

SECTION 13. MISCELLANEOUS

         13.1 WAIVERS. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

         13.2 AMENDMENT. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

         13.3 ASSIGNMENT. This Agreement is not assignable except by operation of law.

         13.4 NOTICES. Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

         The Company:          INTERNATIONAL EDUCATION GROUP LLC
                               844 Avenue of America's, Suite 301
                               New York, NY 10001

         Members:              c/o Steven M. Bettinger
                               844 Avenue of America's, Suite 301
                               New York, NY 10001

         Donnebrooke:          DONNEBROOKE CORPORATION
                               16910 Dallas Parkway, Suite 100
                               Dallas, TX 75248

         Halter:               HALTER CAPITAL CORPORATION
                               16910 Dallas Parkway, Suite 100
                               Dallas, TX 75248

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

         13.5 GOVERNING LAW. This Agreement shall be construed, and the legal relations be the parties determined, in accordance with the laws of the State of Florida, thereby precluding any choice of law rules which may direct the applicable of the laws of any other jurisdiction.

         13.6 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

         13.7 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the Subsidiary Stock Interests and the Halter Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

         13.8 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         13.9 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

         13.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by facsimile signatures, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              DONNEBROOKE  CORPORATION


                              By:
                                 ----------------------------------
                              Name:
                                   --------------------------------
                              Its:
                                  ---------------------------------

                              HALTER CAPITAL CORPORATION


                              By:
                                 ----------------------------------
                              Name:
                                   --------------------------------
                              Its:
                                  ---------------------------------

                              INTERNATIONAL EDUCATION GROUP LLC


                              By:
                                  ---------------------------------
                              Name:
                                    -------------------------------
                              Its:  President

                              MEMBERS:


                              -------------------------------------
                              STEVEN N. BETTINGER


                              -------------------------------------
                              ROBERT K. BETTINGER

                                                                       EXHIBIT A



                 EXCHANGE WITH INTERNATIONAL EDUCATION GROUP LLC

                                                 Halter
Name of                                          Shares to be
Members                                          Received
-------                                          ------------

Steven N. Bettinger                                2,100,000

Robert E. Bettinger                                2,100,000

                                  SCHEDULE 3.11

None